Exhibit 99.1

Lightning eMotors Enters into a Purchase Agreement for up to $50 Million with Lincoln Park Capital

LOVELAND, Colo., August 30, 2022 — Lightning eMotors, Inc. (NYSE: ZEV), a leading provider of zero emission medium-duty commercial vehicles and electric vehicle technology for fleets, today announced that the Company has entered into a purchase agreement and registration rights agreement (together, the “Agreement”) for up to $50 million with Lincoln Park Capital Fund, LLC ("Lincoln Park").

Under the terms and conditions of the Agreement, the Company has the right, but not the obligation to sell up to $50 million of its common stock to Lincoln Park, subject to certain limitations. The Company may issue purchase notices for regular or accelerated purchases to Lincoln Park over a 36-month period. The purchase price for each purchase is determined by prevailing market prices at the time of each sale. There are no warrants, derivatives, financial or business covenants associated with the Agreement and Lincoln Park has agreed not to cause or engage in any direct or indirect short selling of hedging of the Company’s common stock. The Company issued common shares to Lincoln Park as consideration for Lincoln Park’s irrevocable commitment to purchase ZEV common stock under the Agreement.

“This transaction provides us with additional financial flexibility to raise funds when it is most advantageous for us,” said Tim Reeser, CEO of Lightning eMotors. “We have found a quality, long-only investor in Lincoln Park, and we look forward to using the funds to grow the Company both organically and through acquisitions.”

Further details relating to the Purchase Agreement and this transaction will be contained in the Current Report on Form 8-K, dated August 30, 2022, the Company intends to file with the Securities and Exchange Commission (the “SEC”) later today.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The offering of the securities described in this press release is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-266736) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed with the SEC on or about August 30, 2022. Copies of the prospectus supplement and accompanying prospectus may be obtained when filed with the SEC at the SEC’s website at www.sec.gov.

Lightning eMotors, Inc.
815 14th Street SW Suite A100 | Loveland, CO 80537 | USA | (800) 223-0740 | lightningemotors.com

About Lightning eMotors
Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 4 Type A school buses, Class 6 work trucks, Class 7 city buses, and Class A motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at https://lightningemotors.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, Lightning’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors, many of which are described in the Company’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect (iii) our ability to attract and retain customers; (iv) our ability to convert backlog amounts and sales pipeline in actual revenue or sales; (v) our ability to maintain the New York Stock Exchange’s listing standards, (vi) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (xiii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (vii) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the capital structure; (viii) planned and potential business or asset acquisitions or combinations; and (ix) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information, contact:

Brian Smith investorrelations@lightningemotors.com
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